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                              CERTIFICATE OF MERGER

                                       OF

                                WEBTRONICS, INC.

                              a Florida corporation

                                  with and into

                         CALLISTO PHARMACEUTICALS, INC.

                             a Delaware corporation


                     **************************************
                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware

                     **************************************


         Callisto Pharmaceuticals, Inc., a Delaware corporation (the "Corporation") does hereby certify:

         FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

                  Webtronics, Inc.                   -        Florida
                  Callisto Pharmaceuticals, Inc.     -        Delaware

         SECOND: An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the corporation surviving the merger is Callisto Pharmaceuticals, Inc.

         FOURTH: The Certificate of Incorporation of Callisto Pharmaceuticals, Inc. shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: The executed Merger Agreement is on file at the offices of the Corporation, at 420 Lexington Avenue, Suite 601, New York, New York 10170. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

         SIXTH. The effective time and date of the merger herein provided for in the State of Delaware shall be at 4:30 p.m. on May 20, 2003.


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         IN WITNESS WHEREOF, Callisto Pharmaceuticals, Inc. has caused this
Certificate of Merger to be executed in its corporate name this 20 day of May, 2003.



                                         CALLISTO PHARMACEUTICALS, INC.



                                         By: /s/ Christoph Bruening
                                             ----------------------
                                             Name:  Christoph Bruening
                                             Title: President